Exhibit 1.1

EXECUTION COPY

$4,225,000,000

TECK RESOURCES LIMITED

9.750% Senior Secured Notes due May 15, 2014

10.250% Senior Secured Notes due May 15, 2016

10.750% Senior Secured Notes due May 15, 2019

Purchase Agreement

May 5, 2009

J.P. Morgan Securities Inc.

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Teck Resources Limited, a Canadian corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $1,315,000,000 aggregate principal amount of the Company’s 9.750% Senior Secured Notes due 2014 (the “2014 Notes”), $1,060,000,000 aggregate principal amount of the Company’s 10.250% Senior Secured Notes due 2016 (the “2016 Notes”) and $1,850,000,000 aggregate principal amount of the Company’s 10.750% Senior Secured Notes due 2019 (the “2019 Notes” and, together with the 2014 Notes and the 2016 Notes, the “Securities”). This Purchase Agreement is sometimes referred to herein as this “Agreement”. The Securities will be issued in one or more series pursuant to an indenture to be dated as of the Closing Date (as defined below) (the “Indenture”) between the Company, the Guarantors (as defined below) and The Bank of New York Mellon, as trustee (the “Trustee”).

Payment of the principal of, and premium, interest and Additional Interest (as defined in the Indenture), if any, on the Securities and the Exchange Notes (used hereinafter as defined in the Registration Rights Agreement (as defined below)) will be fully and unconditionally guaranteed, jointly and severally, on a senior basis pursuant to guarantees (the “Guarantees”) given by Teck Cominco Metals Ltd., Teck Cominco Coal Partnership, Teck Coal Partnership,

Quintette Coal Partnership, Fording Limited Partnership, Cardinal River Coals Ltd., Cominco Mining Partnership, Teck American Incorporated, Teck Colorado Inc., Teck Alaska Incorporated, Aurcay Holdings Inc., Aur QB Inc., Minera Canada Tungsten Chile Ltda., Teck Operaciones Mineras Chile Ltda., Canada Tungsten (Cayman) Inc., Relincho Bahamas Ltd., Minera Relincho Copper SA, Teck Base Metals Ltd., Teck-Pogo Inc., Cominco Nova Scotia Company, TCAI Incorporated, TCL U.S. Holdings Ltd., Teck Financial Corp. Ltd. and Teck Hungary kft. (collectively, the “Guarantors”). It is understood that the Bridge Credit Agreement requires the Company to use reasonable commercial efforts to obtain consent for Elkview Mine Limited Partnership and Highland Valley Copper Partnership to provide Guarantees and to provide security with regard to the Senior Secured Pledge Bonds (as defined below).

The Securities will be secured by a pledge of a senior secured pledge bond (a “Senior Secured Pledge Bond”), which bond is secured by a security interest (subject to certain liens) on substantially all of the material present and future real property and personal property and assets, including the capital stock of subsidiaries (collectively, the “Collateral”) of the Company and each material Subsidiary subject to certain exceptions including certain assets in respect of which required third party consents are not obtained as described in the Offering Memorandum pursuant to a trust indenture governing the Senior Secured Pledge Bond issued by the Company and securing the Securities (the “Master Trust Indenture”), the General Security Agreement, dated as of April 30, 2009, among the Company, the Canadian debtors parties thereto and CIBC Mellon Trust Company, as trustee (the “Canadian General Security Agreement”), the General Security Agreement, dated as of April 30, 2009, among the Company, the U.S. debtors parties thereto and CIBC Mellon Trust Company, as trustee (the “U.S. General Security Agreement”) and all security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments (all such security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments, together with the Master Trust Indenture, the Senior Secured Pledge Bond and the guarantees thereof and the pledge agreement related thereto, the Canadian General Security Agreement and the U.S. General Security Agreement, the “Security Documents”) evidencing or creating security interests in favor or for the benefit of the trustee under the Master Trust Indenture (the “Pledge Bond Trustee”).

Securities issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to an agreement to be dated prior to the Closing Date between the Company and the Depositary (the “DTC Agreement”).

The Securities will be sold to the Initial Purchasers (or their affiliates) without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Securities will be offered and sold in one or more provinces of Canada and outside of Canada without being qualified under a prospectus in any Canadian jurisdiction in reliance on one or more of the prospectus and registration exemptions under National Instrument 45-106 Prospectus and Registration Exemptions (such instrument being titled in Quebec Regulation 45-106 respecting prospectus and registration exemptions) (“NI 45-106”).

The Company has prepared a preliminary offering memorandum dated May 4, 2009 (the

“Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. The Company has prepared a Canadian preliminary offering memorandum, dated as of May 4, 2009 (the “Canadian Preliminary Offering Memorandum”) and will prepare a final Canadian offering memorandum dated the date hereof (the “Canadian Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum and the Canadian Preliminary Offering Memorandum have been, and copies of the Offering Memorandum and the Canadian Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively with the pricing information set forth on Annex B hereto, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by any written communications listed on Annex A hereto.

The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information, the Canadian Preliminary Offering Memorandum, the Offering Memorandum and the Canadian Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Canadian Preliminary Offering Memorandum, the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date and substantially in the form attached hereto as described in Offering Memorandum under the caption “Description of the notes – Registration Rights; Additional Interest” (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Notes.

Each of the Company and the Guarantors hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company (i) the principal amount of the 2014 Notes set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 92.270% of the principal amount thereof, (ii) the principal amount of the 2016 Notes set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 91.654% of the principal amount thereof and (iii) the principal amount of the 2019 Notes set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 91.893% of the principal amount thereof, plus accrued interest, if any, from

May 8, 2009 to, but not including, the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) Each of the Company and the Guarantors understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that it and, if applicable, its affiliate purchasing the Securities:

(i) is a “qualified institutional buyer” (a “QIB”) within the meaning of Rule 144A under the Securities Act (“Rule 144A”) and an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and is acquiring the Securities pursuant to section 2.33 of NI 45-106, being an “underwriter” within the meaning of applicable Canadian Securities Laws (as defined below), who, as principal, is agreeing to purchase the Securities with a view to distribution;

(ii) has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii) has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) within the United States (i) to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A and (ii) in reliance on one or more of the prospectus and registration exemptions under NI 45-106; or

(B) in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(g) and 6(h), counsel for the Company and the Guarantors and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d) Each of the Company and the Guarantors acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided that any such offer and sale is made in accordance with applicable securities laws.

(e) Each of the Company and the Guarantors acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, any Guarantor or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, any Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Company and the Guarantors shall consult with their respective advisors concerning such matters and shall be responsible for making their respective independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or any Guarantor with respect thereto. Any review by the Representative or any Initial Purchaser of the Company or any Guarantor and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, any Guarantor or any other person. Each of the Company and the Guarantors agrees that it is solely responsible for making its own judgments in connection with the offering of the Securities (irrespective of whether the Representative or any of the Initial Purchasers has advised or is currently advising the Company or such Guarantor on related or other matters).

2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Lang Michener, Toronto, Canada at 10:00 A.M., New York City time, on May 8, 2009, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Notes”) pursuant to the DTC Agreement, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Company and each Guarantor. The Company and each Guarantor jointly and severally represents and warrants to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Canadian Preliminary Offering Memorandum, Time of Sale Information, Offering Memorandum and Canadian Offering Memorandum. Each of the Preliminary Offering Memorandum, as of its date, and the Canadian Preliminary Offering Memorandum, as of its date, did not, and the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and each of the Offering Memorandum and the Canadian Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities, as of its date, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading; provided that each of the Company and the Guarantors makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Canadian Preliminary Offering Memorandum, the Time of Sale Information, the Offering Memorandum or the Canadian Offering Memorandum.

(b) Additional Written Communications. Other than the Preliminary Offering Memorandum, the Canadian Preliminary Offering Memorandum, the Offering Memorandum and the Canadian Offering Memorandum, each of the Company and the Guarantors (including their respective agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Written Communication”) other than (i) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (ii) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c) Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and when delivered or filed with the applicable Canadian securities authorities, conformed or will conform, as the case may be, in all material respects to the requirements of applicable Canadian securities legislation and the rules and regulations of applicable Canadian securities regulators, and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Compliance with Laws. The Company and its subsidiaries are in compliance with, and conduct their businesses in conformity with, all applicable U.S., Canadian and foreign federal, state, provincial and local laws, rules and regulations and all applicable ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body, the Toronto Stock Exchange and the New York Stock Exchange, except where the failure to be in compliance or conformity would not result in a Material Adverse Effect (as defined below). The

Company is a reporting issuer under the securities laws of each of the provinces of Canada (collectively the “Canadian Jurisdictions”) that recognizes the concept of reporting issuer, is not in default under the applicable securities legislation of the Canadian Jurisdictions, except where such default would not result in a Material Adverse Effect and the respective rules, regulations and written and published policies thereunder and is not on the list of defaulting reporting issuers maintained by the applicable securities regulatory authority in each such Canadian Jurisdiction that maintains such a list; and the Company has not filed any confidential material change reports or other documents that have been filed on a confidential basis with the Canadian securities authorities that remain confidential at the date hereof.

(e) Financial Statements. (1) The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in each of the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum comply in all material respects with the applicable requirements of the Canadian Securities Laws (as defined below) and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with Canadian generally accepted accounting principles and reconciled to U.S. generally accepted accounting principles (“U.S. GAAP”) in accordance with the provisions of Item 18 of Form 20-F under the Exchange Act, in each case applied on a consistent basis throughout the periods covered thereby; and any selected financial data set forth under the caption “Selected consolidated historical financial and production data of Teck” (or other similar caption) in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum fairly present or will present, on the basis stated under such caption in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, the information included therein; (2) the pro forma financial information and the related notes thereto included or incorporated by reference in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum; and any selected financial data set forth under the caption “Selected unaudited pro forma consolidated historical financial information” (or other similar caption) in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum fairly present or will present, on the basis stated under such caption in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, the information included therein; and (3) the financial statements and the related notes thereto of Fording Canadian Coal Trust (“Fording”) and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum comply in all material respects with the applicable requirements of the Canadian Securities Laws (as defined below) and present fairly the financial position of Fording and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with Canadian generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the audited financial statements were reconciled to U.S. GAAP in accordance with the provisions of Item 17 of Form 20-F; and any selected financial data set forth under the caption “Selected consolidated historical financial data of Fording” (or other similar caption) in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum fairly present or will present, on the basis stated under such caption in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, the information included therein.

(f) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, (i) there has not been any material change in the share capital or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of shares, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each of clauses (i) through (iii) above as otherwise disclosed in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum.

(g) Organization and Good Standing. Each of the Company and its subsidiaries has been duly created, incorporated, amalgamated or organized and is validly existing and up to date in all corporate filings under the laws of its respective jurisdictions of organization, is duly qualified to do business in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged as described in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, except where the failure to be so qualified or have such power or authority could not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”). The subsidiaries listed on Exhibit A attached hereto are the only Significant Subsidiaries and significant partnerships of the Company and there are no other subsidiaries material to the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except Compania Minera Quebrada Blanca S.A. The Guarantors include all of the wholly-owned Material Subsidiaries (as defined in the Security Documents) of the Company.

(h) Capitalization. The Company has an authorized capitalization as set forth in each of the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer (except as may be set out in the constating documents of each subsidiary of the Company) or any other claim of any third party, in each case, except (i) as otherwise described in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum or (ii) as would not result in a Material Adverse Effect.

(i) Due Authorization. The Company has, and each of the Guarantors will have prior to the Closing Date, full right, power and authority to execute and deliver this Agreement, the Securities, the Exchange Notes, the Guarantees, the Registration Rights Agreement, the Security Documents, the DTC Agreement and the Indenture, as applicable (collectively, the “Transaction Documents”), and to perform its respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken; provided, however, the Guarantors shall take all such action prior to the Closing Date.

(j) The Indenture. The Indenture has been, or in the case of the Guarantors, will have been on the Closing Date, duly authorized by each of the Company and the Guarantors, will be duly executed and delivered by the Company and each Guarantor on or before the Closing Date and when duly executed and delivered by the Company, each Guarantor and the Trustee, will constitute a valid and legally binding agreement of the Company and each Guarantor enforceable against the Company and each Guarantor, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, regardless of whether considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”). The Indenture complies in all material respects with the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”).

(k) The Securities and the Guarantees. The Securities and the Guarantees have been, or in the case of the Guarantors, will have been on the Closing Date, duly authorized by each of the Company and the Guarantors, as applicable, and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and, when paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company and each Guarantor, as applicable, enforceable against the Company and each Guarantor, as applicable, in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l) The Exchange Notes. On the Closing Date, the Exchange Notes (including the related guarantees) will have been duly authorized by the Company and each Guarantor, as applicable, and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each Guarantor, as guarantor, enforceable against the Company and each Guarantor, as applicable, in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Purchase Agreement and Registration Rights Agreement. This Agreement has been, or in the case of the Guarantors, will have been on the Closing Date, duly authorized,

executed and delivered by each of the Company and the Guarantors, and the Registration Rights Agreement has been, or in the case of the Guarantors, will have been on the Closing Date, duly authorized by each of the Company and the Guarantors, and on the Closing Date will be duly executed and delivered by each of the Company and the Guarantors and, when duly executed and delivered in accordance with their respective terms by each of the parties thereto, this Agreement and the Registration Rights Agreement will each constitute a valid and legally binding agreement of each of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(n) The DTC Agreement. The DTC Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(o) The Security Documents. Except as described in the Preliminary Offering Memorandum, the Canadian Preliminary Offering Memorandum, the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum with respect to, among other things, the provision of security interests after the Closing Date, the Security Documents have been duly authorized by each of the Company and the Guarantors (to the extent each is a party thereto), and on the Closing Date, will be duly executed and delivered by the Company and each Guarantor (to the extent each is a party thereto), will conform to the description thereof contained in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, will constitute a legal, valid binding agreement of the Company and each such Guarantor enforceable against the Company and each such Guarantor, in accordance with their terms, subject to the Enforceability Exceptions (in each case, other than to the extent the lenders under the Bridge Credit Agreement have agreed that certain Security Documents may be executed at a later date, in which case such Security Documents will be duly authorized by each of the Company and the Guarantors (to the extent each is a party thereto), and will be duly executed and delivered to the extent required by the Bridge Credit Agreement by the Company and each Guarantor (to the extent each is a party thereto), and, to the extent executed and delivered will conform to the description thereof contained in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, and, upon due authorization, execution and delivery will (as of the date thereof) constitute a legal, valid binding agreement of the Company and each such Guarantor enforceable against the Company and each such Guarantor, in accordance with their terms, subject to the Enforceability Exceptions).

(p) Validity and Enforceability. Except as described in the Preliminary Offering Memorandum, the Canadian Preliminary Offering Memorandum, the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum with respect to, among other things, the provision of security interests after the Closing Date, the Security Documents, upon their execution and delivery by the Company and the Guarantors (to the extent each is a party thereto), will create a legal, valid and enforceable perfected, mortgage, charge, security interest and Lien in the Collateral described therein subject to no other Liens other than (i)

Permitted Liens (as such term is defined in the Bridge Credit Agreement) and (ii) Permitted Liens (as such term is defined in the Indenture), in favor of the Pledge Bond Trustee for the benefit of the holders of the Senior Secured Pledge Bonds, among others, or in the case of the Senior Secured Pledge Bond and the pledge agreement related thereto, will create a legal, valid and enforceable security interest in favor of the Trustee for the benefit of the holders of the Securities, subject to the Enforceability Exceptions.

(q) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum.

(r) Disclosure of Security Interests. Except as described in the Preliminary Offering Memorandum, the Canadian Preliminary Offering Memorandum, the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum with respect to, among other things, the provision of security interests after the Closing Date, the applicable pledging entity under each Security Document has good title to or other interest in its properties and assets as is necessary for the business-like operation of its respective businesses, free and clear of any defects in title, other than Permitted Liens (as such term is defined in the Bridge Credit Agreement) and those which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(s) Perfection of Security Interest. Except as described in the Preliminary Offering Memorandum, the Canadian Preliminary Offering Memorandum, the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum with respect to, among other things, the provision of security interests after the Closing Date, no registrations, filings or recordings are required in order to perfect and/or render enforceable as against third parties the security interest created in personal property under any Security Documents delivered prior to the Closing Date except as has been submitted for registration, filing or recording.

(t) No Violation or Default. Other than as described in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(u) No Conflicts. The issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each Guarantor with the terms thereof, the execution, delivery and performance by the Company and each Guarantor of each of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance other than the creation of the security interests in the Collateral securing the Senior Secured Pledge Bond which secures the Securities upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(v) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each Guarantor of each of the Transaction Documents, the issuance and sale of the Securities (including the Guarantees) outside of Canada or privately within Canada and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained (i) under Section 82(3) of the Canada Business Corporations Act and (ii) under applicable state, provincial securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and as may be required with respect to the Exchange Securities (including the related guarantees) under the Securities Act, the TIA and applicable state or provincial securities laws as contemplated by the Registration Rights Agreement.

(w) Legal Proceedings. Except as described in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

(x) Independent Accountants. (1) PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and its subsidiaries are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act and (2) PricewaterhouseCoopers LLP, who have audited the financial statements of Fording and its subsidiaries are an independent registered public accounting firm with respect to Fording and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act. There has not been any reportable event (within the meaning of National Instrument 51-102 of the Canadian Securities Administrators) with PricewaterhouseCoopers LLP.

(y) Investment Company Act. Each of the Company and the Guarantors is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, will not be required to be registered as an “investment company” pursuant to the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(z) Forward-Looking Statements. No forward-looking statement or forward-looking information (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) or as defined under Canadian Securities Laws (as defined below) contained or incorporated by reference in the Time of Sale Information, the Offering Memorandum or the Canadian Offering Memorandum has been made or reaffirmed without a bona fide basis or has been disclosed other than in good faith or does not reflect the Company’s good faith best estimate of the matters described therein and the assumptions used in the preparation of any projections are reasonable.

(aa) Title to Real and Personal Property. Except as described in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, the Company and its subsidiaries have good and marketable, in the case of real property, and valid, in the case of personal property, title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(bb) Licenses and Permits. Except as described in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, provincial, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum or as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(cc) Compliance With Environmental Laws. Except as described in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, the Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, provincial, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) No Withholding Taxes. All interest and other distributions made by the Company on the Securities are not subject to withholding or other taxes under the current laws and regulations of Canada (assuming that any officially proposed amendments to such laws or regulations proposed by the date hereof will be enacted or promulgated in the manner proposed) and are otherwise free and clear of any other tax, withholding or deduction in Canada without the necessity of obtaining any consent, approval, authorization, order, permit, license, filing, registration, clearance or qualification of, or with any statute, order, rule or regulation of any court or governmental agency or body or any arbitrator of any kind having jurisdiction over the Company or any of its subsidiaries or any of their properties in Canada, provided that, in all cases, the Initial Purchasers and any other recipients of such interest and other distributions, for purposes of the Income Tax Act (Canada) and at all relevant times, are not resident or deemed to be resident in Canada, deal at arm’s length with the Company (and its subsidiaries and successors), do not use or hold (and are not deemed to use or hold) Securities in connection with a trade or business carried on or deemed to be carried on in Canada, and are not insurers that carry on an insurance business in Canada and elsewhere.

(ee) Business With Cuba. The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(ff) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act and National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings (“NI 52-109”)) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act and Canadian Securities Laws (as defined below) is recorded, processed, summarized and reported within the time periods specified in the Commission’s and Canadian securities authorities’ rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and as contemplated under NI 52-109.

(gg) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act and NI 52-109) that comply with the requirements of the Exchange Act and NI 52-109 and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Canadian generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance (i) that transactions are executed in accordance with management’s general or specific authorizations; (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles and to maintain asset accountability; (iii) that access to assets is permitted only in accordance with management’s general or specific authorization; (iv) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s annual financial statements or interim financial statements. Since the date of the most recent balance sheet of the Company included or incorporated by reference in each of the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, the Company’s auditors and the Audit Committee of the Board of Directors have not been advised of: (A) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Except as disclosed in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, there are no material weaknesses in the Company’s internal controls.

(hh) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company and each Guarantor, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Corruption of Foreign Public Officials Act (Canada); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) Act (Canada), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency to which the Company and its subsidiaries are subject (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(jj) Other Reports and Information. There are no reports or information that, in accordance with applicable Canadian Securities Laws (as defined below), must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required; there are no documents required to be delivered to or filed with the Canadian securities authorities in connection with the Offering Memorandum or the Canadian Offering Memorandum that have not been delivered or filed as required except for the Canadian Offering Memorandum and any amendment thereto and the Form 45-106F1 – Report of Exempt Distribution, each of which will be filed with the applicable Canadian securities authorities under the applicable Canadian Securities Laws (as defined below) relating to the private placement of the Securities within the time prescribed by applicable Canadian Securities Laws (as defined below).

(kk) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) No Broker’s Fees. Neither the Company nor any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(mm) No Integration. None of the Company, the Guarantors or any of their affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(nn) No General Solicitation or Directed Selling Efforts. None of the Company, the Guarantors or any of their affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Rule 902 of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(oo) No Solicitation in Canada. None of the Company, the Guarantors, or any person acting on their behalf (other than the Initial Purchasers, as to whom neither the Company nor the Guarantors makes any representation or warranty), has, directly or indirectly, (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the distribution of the Securities in any Canadian province to be qualified by a prospectus filed in accordance with the securities laws, and the regulations thereunder, of, and the applicable published rules, policy statements, blanket orders, instruments, rulings and notices of the securities regulatory authorities in, such province (the “Canadian Securities Laws”) or (ii) has engaged in any advertisement of the Securities in any printed media of general and regular paid circulation, radio or television or any other form of advertising in connection with the offer and sale of the Securities in such province.

(pp) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, to register the Securities under the Securities Act, to qualify the Indenture under the TIA, or to qualify, by prospectus or otherwise, the distribution of the Securities under any applicable Canadian Securities Laws.

(qq) Rule 144A Eligibility and Canadian Securities Laws. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and the Preliminary Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act and complies in all material respects with applicable requirements of the Canadian Securities Laws. The Canadian Preliminary Offering Memorandum, as of its date, complies in all material respects with applicable requirements of the Canadian Securities Laws.

(rr) No Stabilization. Each of the Company and the Guarantors has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ss) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for customary restrictions contained in joint venture and similar agreements, other than as described in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum.

(vv) Solvency. On and immediately after the Closing Date, each of the Company and the Guarantors (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum) will be Solvent and none of the Company and the Guarantors will be an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada). As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the fair value of the property (for the avoidance of doubt, calculated to include goodwill and other intangibles) of the Company is greater than the total amount of liabilities, including contingent liabilities, of the Company; (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, the Company does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature; (iv) the Company is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the Company’s property would constitute an unreasonably small capital and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy; the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(ww) No Substantial U.S. Market Interest. There is no “substantial U.S. market interest” as defined in Rule 902(j) of Regulation S in the Company’s debt securities.

4. Further Agreements of the Company and each Guarantor. Each of the Company and the Guarantors jointly and severally covenants and agrees with each Initial Purchaser that:

(a) Delivery of Copies. The Company, on behalf of itself and each Guarantor, will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, the Canadian Preliminary Offering Memorandum, any Issuer Written Communication, the Offering Memorandum and the Canadian Offering Memorandum (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request.

(b) Offering Memorandum and Canadian Offering Memorandum, Amendments or Supplements. Before finalizing any of the Offering Memorandum or the Canadian Offering Memorandum, or making or distributing any amendment or supplement to any of the Time of Sale Information, the Offering Memorandum or the Canadian Offering Memorandum, or filing with the Commission or delivering to or filing with any applicable Canadian securities authority under applicable Canadian Securities Laws any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or Canadian Offering Memorandum, as applicable, or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum or Canadian Offering Memorandum, as applicable, amendment or supplement or deliver or file any such document with or to, as applicable, the Commission or the Canadian securities authorities to which the Representative reasonably objects.

(c) Additional Written Communications. Before using, authorizing, approving or referring to Issuer Written Communication (other than written communications that are listed on Annex A hereto and the Offering Memorandum), the Company, on behalf of itself and each Guarantor, will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) Notice to the Representative. The Company or any Guarantor, as applicable, will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication, the Offering Memorandum or the Canadian Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication, the Offering Memorandum or the Canadian Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, any Issuer Written Communication, the Offering Memorandum or the Canadian Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company or any Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the Company and the Guarantors will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication, the Offering Memorandum or the Canadian Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance of the Offering Memorandum, Canadian Offering Memorandum and Time of Sale Information. (1) If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which any of the Offering Memorandum or the Canadian Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Offering Memorandum or Canadian Offering Memorandum, as applicable, is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement any of the Offering Memorandum or the Canadian Offering Memorandum to comply with applicable law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to such Offering Memorandum or Canadian Offering Memorandum, as applicable, (or any document to be filed with the Commission or Canadian securities authorities and incorporated by reference therein) as may be necessary so that the statements in such Offering Memorandum or Canadian Offering Memorandum, as applicable, as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when such Offering Memorandum or Canadian Offering Memorandum, as applicable, is delivered to a purchaser, be misleading or so that such Offering Memorandum or Canadian Offering Memorandum, as applicable will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission or Canadian securities authorities and incorporated by reference therein) as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with applicable law.

(f) Blue Sky Compliance. Each of the Company and the Guarantors will qualify the Securities and the Guarantees for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for offering and resale of the Securities; provided that the Company shall not and no Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date of the Offering Memorandum, the Company will not directly or indirectly offer, sell, pledge, transfer, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year, without the prior written consent of the Representative, which consent shall not be unreasonably withheld.

(h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum under the heading “Use of proceeds”.

(i) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Company and the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(j) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(k) Indenture Qualification. Prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, to qualify the Indenture under the TIA, and to enter into any necessary supplemental indentures in connection therewith.

(l) No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. None of the Company, the Guarantors or any of their affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n) No General Solicitation or Directed Selling Efforts. None of the Company, the Guarantors or any of their affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Rule 902 of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o) No Stabilization. The Company will not, and no Guarantor will, take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities

(p) Canadian Filings. The Company shall file, with the relevant securities regulatory authority in each jurisdiction of Canada in which distributions of the Securities are made by the Initial Purchasers, within the prescribed times, a report of exempt distribution under NI 45-106 together in each case with the payment of applicable fees and, where required by applicable Canadian Securities Laws, deliver or file, as the case may be, with the relevant Canadian securities authorities a copy of the Offering Memorandum. The Initial Purchasers hereby agree to provide to the Company on a timely basis any information concerning the distribution of the notes by the Initial Purchasers as is necessary for the purposes of effecting such filings.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum, the Canadian Preliminary Offering Memorandum, the Offering Memorandum and the Canadian Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Canadian Preliminary Offering Memorandum, the Offering Memorandum or the Canadian Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic roadshow), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Canadian Preliminary Offering Memorandum, the Offering Memorandum or the Canadian Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by each of the Company and the Guarantors of its respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of each of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and any Guarantor and its respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities, or any other debt securities or preferred stock of, or other debt securities guaranteed by, the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities, or of any other debt securities or preferred stock of, or other debt securities guaranteed by, the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading)

(c) No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto), the Offering Memorandum (excluding any amendment or supplement thereto) and the Canadian Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information, the Offering Memorandum and Canadian Offering Memorandum.

(d) Officer’s Certificate of the Company. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale

Information, the Offering Memorandum and the Canadian Offering Memorandum and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e) Officer’s Certificate of the Guarantors. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of each of the Guarantors who has specific knowledge of such Guarantor’s financial matters and is reasonably satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum and that the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) confirming that the representations and warranties of such Guarantor in this Agreement are true and correct and that such Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraph (c).

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date

(g) Opinion of U.S. Counsel for the Company. Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Company and the Guarantors, shall have furnished to the Representative, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

(h) Opinion of Canadian Counsel for the Company. Lang Michener LLP, Canadian counsel for the Company and the Guarantors, shall have furnished to the Representative their written opinion, dated the Closing Date and addressed to the Initial Purchasers, with respect to the laws of each of the provinces of Canada and the federal laws of Canada applicable therein, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E hereto which counsel may in turn rely upon the opinions of local counsel where they deem such reliance proper as to the laws other than those of British Columbia and Ontario (and the federal laws of Canada applicable therein).

(i) Opinion of Local Counsel(s) for the Non-Canadian Significant Subsidiaries. The Company shall have furnished to the Representative written opinion(s) of local counsel for the non-Canadian Significant Subsidiaries and Compania Minera Quebrada Blanca S.A., dated the Closing Date and addressed to the Initial Purchasers, with respect to the due incorporation, valid existence and corporate power and authority to carry on business and own property and assets in the each of the jurisdictions in which such non-Canadian Significant Subsidiaries and Compania Minera Quebrada Blanca S.A. are organized.

(j) Opinion of U.S. Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion of Shearman & Sterling LLP, U.S. counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) Engineer’s Consent. On the date of this Agreement and on the Closing Date, the Representative shall have received letters, dated the respective dates of delivery thereof, of Paul C. Bankes, P. Geo., Americo Zuzunaga, AIMM, Don Mills, P. Geol., Ross Pritchard, P. Eng. and Sproule Unconventional Limited in form and substance satisfactory to the Representative acting reasonably concerning the information on the Company’s reserves and resources set forth in the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum, as applicable.

(l) Opinion of Local Counsel(s) for the Non-Canadian Guarantors. The Company shall have furnished to the Representative written opinion(s) of local counsel for each of the non-Canadian Guarantors, dated the Closing Date and addressed to the Initial Purchasers:

(i) with respect to the due incorporation, valid existence and corporate power and authority to carry on business and own property and assets in the each of the jurisdictions in which such Guarantor is organized;

(ii) that the Transaction Documents (as applicable) have been duly authorized, executed and delivered by such Guarantor;

(iii) that the Guarantee of such Guarantor has been duly authorized, executed and delivered by such Guarantor;

(iv) that the execution, delivery and performance by such Guarantor of each of the Transaction Documents (as applicable) and performance of its obligations thereunder and the consummation of the transactions contemplated by the Transaction Documents (as applicable) will not (A) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Guarantor; or (B) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such Guarantor;

(v) that no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by such Guarantor of each of the Transaction Documents (as applicable) and the Guarantee of such Guarantor and compliance by such Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents; and

(vi) that such Guarantor has the requisite corporate power and authority to execute, deliver and perform their respective obligations under the Transaction Documents (as applicable) and the Guarantee of such Guarantor.

(m) Opinion of Local Counsel(s) for the Collateral. The Representative shall have received on and as of the Closing Date written opinion(s) of local counsel, in form and substance satisfactory to the Representative, with respect to such matters as the Representative may reasonably request relating to the security interest in the Collateral.

(n) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(o) Good Standing. The Representative shall have received on and as of the Closing Date certificates of compliance, good standing or their equivalent for each of the Company and the Guarantors and their respective Significant Subsidiaries in their respective jurisdictions of incorporation, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(p) Execution and Delivery of Senior Secured Pledge Bonds. The Company shall have duly authorized, executed and delivered to the Trustee the Senior Secured Pledge Bond and the pledge agreement related thereto. Each Guarantor has duly authorized, executed and delivered to the Pledge Bond Trustee the guarantee in respect of the Senior Secured Pledge Bond, which guarantee is in full force and effect.

(q) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of each of the Company and the Guarantors.

(r) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(s) Additional Documents. On or prior to the Closing Date, each of the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution. (a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, the Canadian Preliminary Offering Memorandum, any Issuer Written Communication, the Offering Memorandum (or any amendment or supplement thereto) or the Canadian Offering Memorandum (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, and each of their respective directors and officers and each person, if any, who controls the Company or any Guarantor, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, the Canadian Preliminary Offering Memorandum, any Issuer Written Communication, the Offering Memorandum (or any amendment or supplement thereto) or the Canadian Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the statements set forth in the first sentence of the third paragraph, the fourth and fifth sentences of the eighth paragraph and the tenth paragraph under the caption “Plan of distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum regarding market-making and stabilization, respectively.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company and each Guarantor, their respective directors and officers and any control persons of the Company or Guarantor, as applicable, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. In addition, the Indemnifying Person shall deposit with its counsel, cash or the equivalent in immediately available funds in an amount sufficient to reimburse any reasonable fees and expenses of counsel as evidenced by written invoices or accounts of counsel for the Indemnified Person. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial

Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Guarantors from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, each Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by Canadian or U.S. federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information, the Offering Memorandum and the Canadian Offering Memorandum.

9. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum, the Canadian Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information, the Offering Memorandum or the Canadian Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the

Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that each of the Company and the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each Guarantor jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of the Company’s and the Guarantors’ respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and the Guarantees and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, the Canadian Preliminary Offering Memorandum, any Issuer Written Communication, the Offering Memorandum (including all amendments and supplement thereto) and the Canadian Offering Memorandum (including all amendments and supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and each of the Guarantor’s counsel and independent accountants; (v) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all reasonable expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (x) all expenses incurred by the Company or the Guarantors in connection with any “road show” presentation to potential investors; and (xi) all filing fees required to be paid in connection with the transactions contemplated by this Agreement.

(b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, each of the Company and the Guarantors jointly and severally agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, each Guarantor and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, any Guarantor or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, any Guarantor or the Initial Purchasers.

13. Submission to Jurisdiction; Agent for Service; Waiver of Immunities. Each of the Company and the Guarantors irrevocably (i) agrees that any legal suit, action or proceeding against the Company or any Guarantor brought by any Initial Purchaser or by any person who controls any Initial Purchaser arising out of or based upon this Agreement or the transactions contemplated thereby may be instituted in any federal or state court located in New York (a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Guarantors has appointed CT Corporation System, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated thereby which may be instituted in any New York Court by any Initial Purchaser or by any person who controls any Initial Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and the Guarantors represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to each of the Company and the Guarantors shall be deemed, in every respect, effective service of process upon the Company or any Guarantor, as applicable.

To the extent that the Company or any Guarantor has acquired or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

The provisions of this Section 13 shall survive any termination of this Agreement, in whole or in part.

14. Judgment Currency. The obligation of the Company and each Guarantor in respect of any sum due to any Initial Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, each of the Company and the Guarantors agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Company or the Guarantor, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act; (f) the term “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act; (g) “Lien” means, (i) with respect to any asset, any mortgage, deed of trust, lien (statutory or otherwise), deemed trust, pledge, hypothec, hypothecation, encumbrance, charge, security interest, deposit arrangement, royalty interest, adverse claim, defect of title or right of set off in, on or of such asset other than rights of set-off arising in the ordinary course, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, title retention agreement or consignment agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to any asset, and (iii) any other arrangement having the effect of providing security; and (h) “Bridge Credit Agreement” means the Amended and Restated Bridge Credit Agreement dated as of April 30, 2009 among the Company, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

16. Miscellaneous. (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212)-270-1063); Attention: Larry Landry. Notices to the Company and the Guarantors shall be given to them at Teck Resources Limited, 550 Burrard Street, Suite 3300, Vancouver, BC V6C 0B3 (fax: (604)-699-4750); Attention: Chief Financial Officer.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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EXECUTION COPY

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

TECK RESOURCES LIMITED

By	/s/ Karen L. Dunfee
Name:	Karen L. Dunfee
Title:	Corporate Secretary

Signature Page to Purchase Agreement

TECK COMINCO COAL PARTNERSHIP, by TECK RESOURCES LIMITED as managing partner

By	/s/ Ronald A. Millos
Name:	Ronald A. Millos
Title:	Sr. Vice President Finance

By	/s/ Karen L. Dunfee
Title:	Karen L. Dunfee
Name:	Corporate Secretary

Signature Page to Purchase Agreement

COMINCO MINING PARTNERSHIP by its attorney in fact

By	/s/ Ronald A. Millos
Name:	Ronald A. Millos

By	/s/ G. Leonard Manuel
Name:	G. Leonard Manuel

Signature Page to Purchase Agreement

FORDING LIMITED PARTNERSHIP, by FORDING (GP) ULC as general partner

By	/s/ Ronald A. Millos
Name:	Ronald A. Millos
Title:	Director

By	/s/ Peter C. Rozee
Name:	Peter C. Rozee
Title:	Director

Signature Page to Purchase Agreement

QUINTETTE COAL PARTNERSHIP by its attorney in fact

By	/s/ Ronald A. Millos
Name:	Ronald A. Millos

By	/s/ Bill Larmour
Name:	Bill Larmour

Signature Page to Purchase Agreement

TECK COAL PARTNERSHIP, by TECK COMINCO COAL PARTNERSHIP as managing partner, by TECK RESOURCES LIMITED as managing partner

By	/s/ Peter C. Rozee
Name:	Peter C. Rozee
Title:	Sr. Vice President Commercial Affairs

By	/s/ Karen L. Dunfee
Name:	Karen L. Dunfee
Title:	Corporate Secretary

Signature Page to Purchase Agreement

TECK-POGO INC.

By	/s/ Larry A. Mackwood
Name:	Larry A. Mackwood
Title:	Treasurer

By	/s/ Karen L. Dunfee
Name:	Karen L. Dunfee
Title:	Secretary

Signature Page to Purchase Agreement

AUR QB INC.

By	/s/ David Baril
Name:	David Baril
Title:	General Manager

By	/s/ Christian Arentsen
Name:	Christian Arentsen
Title:	V.P. Finance

Signature Page to Purchase Agreement

AURCAY HOLDINGS INC.

By	/s/ David Baril
Name:	David Baril
Title:	General Manager

By	/s/ Christian Arentsen
Name:	Christian Arentsen
Title:	V.P. Finance

Signature Page to Purchase Agreement

CANADA TUNGSTEN (CAYMAN) INC.

By	/s/ David Baril
Name:	David Baril
Title:	General Manager

By	/s/ Christian Arentsen
Name:	Christian Arentsen
Title:	V.P. Finance

Signature Page to Purchase Agreement

CARDINAL RIVER COALS LTD.

By	/s/ Peter C. Rozee
Name:	Peter C. Rozee
Title:	Vice President

By	/s/ Karen L. Dunfee
Name:	Karen L. Dunfee
Title:	Corporate Secretary

Signature Page to Purchase Agreement

COMINCO NOVA SCOTIA COMPANY

By	/s/ G. Leonard Manuel
Name:	G. Leonard Manuel
Title:	Director

By	/s/ Anthony Zoobkoff
Name:	Anthony Zoobkoff
Title:	Director

Signature Page to Purchase Agreement

MINERA CANADA TUNGSTEN CHILE LTDA.

By	/s/ David Baril
Name:	David Baril
Title:	General Manager

By	/s/ Christian Arentsen
Name:	Christian Arentsen
Title:	V.P. Finance

Signature Page to Purchase Agreement

MINERA RELINCHO COPPER SA

By	/s/ David Baril
Name:	David Baril
Title:	Director

By	/s/ Christian Arentsen
Name:	Christian Arentsen
Title:	Director

Signature Page to Purchase Agreement

RELINCHO BAHAMAS LTD.

By	/s/ Alastair MacDonald
Name:	Alastair MacDonald
Title:	Director

By	/s/ Christian Arentsen
Name:	Christian Arentsen
Title:	Director

Signature Page to Purchase Agreement

TCAI INCORPORATED

By	/s/ Fred S. Daley
Name:	Fred S. Daley
Title:	V.P. Exploration

By	/s/ Michel P. Filion
Name:	Michel P. Filion
Title:	Vice President, Health & Safety

Signature Page to Purchase Agreement

TCL U.S. HOLDINGS LTD.

By	/s/ Ronald A. Millos
Name:	Ronald A. Millos
Title:	Director

By	/s/ Karen L. Dunfee
Name:	Karen L. Dunfee
Title:	Assistant Secretary

Signature Page to Purchase Agreement

TECK ALASKA INCORPORATED

By	/s/ G. Leonard Manuel
Name:	G. Leonard Manuel
Title:	Vice President

By	/s/ C. Bruce Diluzio
Name:	C. Bruce Diluzio
Title:	Secretary

Signature Page to Purchase Agreement

TECK AMERICAN INCORPORATED

By	/s/ Fred S. Daley
Name:	Fred S. Daley
Title:	Vice President Exploration

By	/s/ Michel P. Filion
Name:	Michel P. Filion
Title:	Vice President, Health & Safety

Signature Page to Purchase Agreement

TECK BASE METALS LTD.

By	/s/ Larry A. Mackwood
Name:	Larry A. Mackwood
Title:	Alternate Director

By	/s/ Peter C. Rozee
Name:	Peter C. Rozee
Title:	Alternate Director

Signature Page to Purchase Agreement

TECK COLORADO INC.

By	/s/ Peter C. Rozee
Name:	Peter C. Rozee
Title:	Director

By	/s/ Karen L. Dunfee
Name:	Karen L. Dunfee
Title:	Corporate Secretary

Signature Page to Purchase Agreement

TECK COMINCO METALS LTD.

By	/s/ Peter C. Rozee
Name:	Peter C. Rozee
Title:	Sr. Vice President Commercial Affairs

By	/s/ Karen L. Dunfee
Name:	Karen L. Dunfee
Title:	Corporate Secretary

Signature Page to Purchase Agreement

TECK FINANCIAL CORP. LTD.

By	/s/ Larry A. Mackwood
Name:	Larry A. Mackwood
Title:	Alternate Director

By	/s/ Peter C. Rozee
Name:	Peter C. Rozee
Title:	Alternate Director

Signature Page to Purchase Agreement

TECK HUNGARY Kft.

By	/s/ Sander Zsolt
Name:	Sander Zsolt
Title:	Managing Director

By	/s/ Andrew Buchan
Name:	Andrew Buchan
Title:	Managing Director

Signature Page to Purchase Agreement

TECK OPERACIONES MINERAS CHILE LTDA.

By	/s/ David Baril
Name:	David Baril
Title:	General Manager

By	/s/ Christian Arentsen
Name:	Christian Arentsen
Title:	V. P. Finance

Signature Page to Purchase Agreement

Accepted: May 5, 2009

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.

By	/s/
Authorized Signatory

Signature Page to Purchase Agreement